UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2011

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 30, 2011, Pharmaceutical Product Development, Inc., a North Carolina corporation (the “Company”), issued a press release announcing that, at a special meeting of shareholders of the Company held on November 30, 2011, its shareholders voted to approve the proposal to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated October 2, 2011, by and among the Company, Jaguar Merger Sub, Inc. (“Merger Sub”), a North Carolina corporation and direct wholly-owned subsidiary of Jaguar Holdings, LLC (“Parent”), a Delaware limited liability company that was formed by affiliates of TC Group, L.L.C. (d/b/a The Carlyle Group) and affiliates of Hellman & Friedman LLC, which provides for the merger (the “Merger”) of Merger Sub with and into the Company. The shareholders of the Company also voted to approve, on a non-binding advisory basis, the “golden parachute” compensation that might be received by the Company’s named executive officers in connection with the Merger. The final voting results for each proposal are set forth below:

Proposal 1: Adopt the Merger Agreement

For	Against	Abstain
85,938,374	417,369	2,793,781

Proposal 2: Advisory Vote on “Gold Parachute” Compensation

For	Against	Abstain
74,865,897	12,953,991	1,329,629

A copy of the press release issued by the Company regarding the results of the shareholder vote at the special meeting of shareholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: November 30, 2011

/s/ Daniel G. Darazsdi
Daniel G. Darazsdi
Chief Financial Officer